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                                                              EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 13, 1998 (except Note 7, as to which the date is January 27, 1998), with respect to the financial statements of Tucson Communications Company included in the Registration Statement (Form S-1 No. 333-52481) and related Prospectus of American Tower Systems Corporation for the registration of shares of its common stock.

                                          /s/ Ernst & Young LLP

San Diego, California

June 29, 1998